Exhibit 99.1

2320 Scientific Park Drive Wilmington, NC 28405	News Release

aaiPharma Board of Directors Announces Independent Inquiry

Wilmington, N.C., March 1, 2004 — The Board of Directors of aaiPharma Inc. (NASDAQ: AAII) announced that subsequent to the issuance of the Company’s press release announcing its 2003 financial results and in connection with the recently announced reorganization of the Company’s management team, the Board of Directors has become aware of unusual sales in the Company’s Brethine® and Darvocet™ product lines during the second half of 2003. The Company has appointed an independent committee of its Board of Directors to conduct an inquiry into these matters. The committee has retained King & Spalding LLP, an independent law firm, to assist in this investigation. The Company believes these matters will materially affect its previously announced guidance for the first quarter and full year of 2004 and is withdrawing its guidance for these periods, and these matters may, depending on the results of the inquiry, require an adjustment to the 2003 financial results.

Dr. Frederick D. Sancilio, Chairman of the Board of Directors, indicated that “the Company will not comment further on these matters until the independent inquiry has been concluded. We do not presently know how long this process will take, and in light of the March 15 filing deadline, this process could delay the filing of the Company’s 2003 annual report on Form 10-K.”

About aaiPharma
aaiPharma Inc. is a leading, science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, the Company is focused on developing, acquiring, and marketing well-known, branded medicines in its targeted therapeutic areas. aaiPharma’s development efforts are focused on developing improved medicines from established molecules through its significant research and development capabilities. For more information on the Company, including its product development organization AAI Development Services, please visit aaiPharma’s website at www.aaipharma.com.

Forward Looking Statements
Information in this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the sentence concerning the Company’s belief as to the future effects on its previously announced guidance resulting from the specified matters. The “forward-looking statements” herein involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining the results of the announced independent investigation, including, without limitation, its determination of the nature and magnitude of the sales abnormalities under review, the commercial and medical attractiveness of the Company’s present and planned products in light of sales of competitive or generic products; the outcome of present and future securities and patent litigations by and against the Company; regulatory decisions by the FDA and other agencies regulating the Company; and the Company’s ability to successfully acquire, finance, conduct successful research on, develop, improve, obtain timely regulatory approval for, launch, extend product life cycles of, and sell, on a commercially profitable basis, pharmaceutical products; to obtain, use, enforce, defend and license valid and commercially valuable patents, including, without limitation, in the Company’s patent litigation; to obtain and enforce existing and future contracts; and on the commercial success of the contemplated products. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma’s recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K filed on March 28, 2003, including its exhibits; its Forms 10-Q filed on May 15, 2003, August 14, 2003 (including its Exhibit 99.1) and November 14, 2003, its Form 8-Ks; and its other periodic filings.

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